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                                                                  EXHIBIT 10.1.2



                  FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

       This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is made and entered into as of March 14, 1997, between Emerald City Radio Partners, L.P., a limited partnership ("Seller"), and WNOK Acquisition Company, Inc. ("Buyer"), a Delaware corporation ("Buyer"), and amends that certain Asset Purchase Agreement between the Seller and the Buyer dated as of March 10, 1997 (the "Asset Purchase Agreement"). This Amendment is made pursuant to Section
12.3 of the Asset Purchase Agreement. Terms used herein and not otherwise defined have the meanings ascribed to them in the Asset Purchase Agreement.
All references to sections, subsections, clauses, and page numbers are to the respective sections, subsections, clauses, and pages of the Asset Purchase Agreement.

       NOW, THEREFORE, the parties hereto hereby agree as follows:

       1. Any and all references to Exhibit A, including the one contained on page (iv) in the Table of Contents, are hereby deleted.

       2. New Schedule 1.1, attached hereto as Exhibit I, is added to the Asset Purchase Agreement, and the following reference is added to page (iv) in the Table of Contents:

              "Schedule 1.1 --     Acceptable Assignees"

       3.     The following definitions are added to Section 1.1:

              "'Acceptable Assignee' means any Person listed on Schedule 1.1.

              'Assignment Amendment' has the meaning set forth in Section
       12.14.

              'Consent Assignee' has the meaning set forth in Section 12.14.

              'New Asset Purchase Agreement' has the meaning set forth in
       Section 12.14."

       4. The definition of "Earnest Money" contained in Section 1.1 is hereby amended in its entirety to read as follows:

              "'Earnest Money' means the sum of $75,000 in cash held in accordance with the provisions of the Deposit Escrow Agreement."

       5. Section 10.1(d) is hereby amended in its entirety to read as follows:

              "(d)   by Seller, if Buyer breaches Section 2.7(a)."
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       6.     Notwithstanding anything contained in the Asset Purchase
Agreement or in any Transaction Document to the contrary, Seller will deliver to Buyer concurrently with the execution of this Amendment one FCC Form 314 with respect to each of (a) WNOK and (b) WOIC and WMFX. Buyer agrees that it will not file such Forms 314 with the FCC prior to April 7, 1997.

       7. The following new Section 8.2(i) is hereby added to the Asset Purchase Agreement:

              "(i)   If Buyer exercises its right to assign this Agreement, or
       any part hereof, to an Acceptable Assignee or Consent Assignee pursuant to Section 12.14(b), the closing contemplated by such assignment shall have occurred prior to or contemporaneously with the Closing hereunder."

       8. Section 12.14 is hereby amended in its entirety to read as follows:

              "12.14 ASSIGNMENT.

              (a) Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise; provided, however, that (i) upon notice to Seller and without releasing Buyer from any of its obligations or liabilities hereunder, Buyer may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate thereof, and (ii) nothing in this Agreement shall limit Buyer's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Buyer without the consent of Seller. Seller shall execute an acknowledgment of such assignment(s) and collateral assignments in such forms as Buyer or its institutional lenders may from time to time reasonably request; provided, however, that unless written notice is given to Seller that any such collateral assignment has been foreclosed upon, Seller shall be entitled to deal exclusively with Buyer as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Buyer's assigns.

              (b) Notwithstanding Section 12.14(a), Buyer may (i) at any time, without consent of Seller, assign all or any part of its rights, liabilities, and obligations hereunder with respect to any one or more of the Stations to a designated Acceptable Assignee, and (ii) assign all or any part of its rights, liabilities, and obligations hereunder with respect to any one or more Stations to any Person (a "Consent Assignee") with the prior consent of Seller, such consent not to be unreasonably withheld. In the case of any assignment under this Section 12.14(b), Buyer shall have the right to direct Seller to transfer, assign, or convey any and all assets specified to such Acceptable Assignee or Consent Assignee at the Closing, and Seller shall, without further expense to Seller, transfer, assign and convey such assets to such Acceptable Assignee or Consent Assignee, as applicable, at the Closing. Finally, in the event of such assignment and upon Buyer's request to Seller and without further expense to Seller, the




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       parties hereto and the designated Acceptable Assignee or Consent
       Assignee, as applicable, shall execute an amendment to this Agreement (the "Assignment Amendment") and a new Asset Purchase Agreement (the "New Asset Purchase Agreement"), respectively, each (w) reflecting the occurrence of such assignment, (x) reflecting the existence of the other agreement or amendment, (y) reflecting the respective assets to be acquired thereunder, and (z) containing identical terms as are contained herein; provided, however, that the dollar amounts to be contained in Sections 2.5(b), 4.2, 7.7(c), 11.5, 11.6(a), and 12.7(b) of the
       Assignment Amendment and the New Asset Purchase Agreement shall be apportioned in the same ratio as the Purchase Price hereunder bears to the purchase price payable under the Assignment Agreement and the New Asset Purchase Agreement, respectively; provided, that the purchase price to be paid under the Assignment Amendment and the New Asset Purchase Agreement shall be determined by the Buyer and the Acceptable Assignee or Consent Assignee, as applicable. In no event, however, shall any amendment to this Agreement result in a change in the aggregate purchase price payable to Seller hereunder.

              (c) Upon any assignment hereunder, Seller will promptly make any and all additional filings and obtain any and all Consents, including the FCC Consents, as may be necessary to effectuate such assignment and the transactions contemplated by the Assignment Amendment and the New Asset Purchase Agreement."

       9. Except as otherwise amended hereby, the Asset Purchase Agreement shall continue to be in full force and effect in accordance with its terms.





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       IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment to be signed, all as of the date first written above.


                                         SELLER:

                                         EMERALD CITY RADIO PARTNERS, L.P.

                                         By: Cyclone Communications
                                             Corporation, its General Partner

                                             By: /s/
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                                             Name:
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                                             Title:
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                                         BUYER:

                                         WNOK ACQUISITION COMPANY, INC.


                                         By: /s/
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                                         Name:
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                                         Title:
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